UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               September 22, 2005

                               MANARIS CORPORATION

             (Exact name of registrant as specified in its charter)


           NEVADA                     000-33199                 88-0467848
(State or other jurisdiction     (Commission File No.)       (IRS Employer ID)
     of incorporation)

                          1155 Rene-Levesque Blvd. West
                                   Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8

              (Address of principal executive offices and Zip Code)

                                 (514) 337-2447
              (Registrant's telephone number, including area code)


                                 WITH COPIES TO:
                               DARRIN OCASIO ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             1065 AVENUE OF AMERICAS
                            NEW YORK, NEW YORK 10018
                               Tel:(212) 930-9700
                               Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 22, 2005, Manaris Corporation (the "Company") entered into an agreement with Charles Finkelstein for the settlement of a legal dispute in connection with Mr. Finkelstein's departure as the President of Canadian Security Agency (2004), Inc. ("CSA"), the Company's wholly-owned subsidiary. The agreement resolves all pending and future claims between the Company and Mr. Finkelstein.

In addition, in light of the Company's commitment to streamlining corporate activities, the Company has decided to cease operations of CSA. As a result, CSA has entered into an agreement with Securite Kolossal Inc. pursuant to which CSA will sell its customer list to Securite Kolossal for $100,000 CDN.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Not applicable.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Dated this 28th day of September, 2005.


                                                 MANARIS CORPORATION

Dated: September 28, 2005                        By:  /s/ John G. Fraser
                                                      ------------------
                                                 John G. Fraser
                                                 Interim Chief Executive Officer